SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2011 (October 4, 2011)

BIOMIMETIC THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
389 Nichol Mill Lane, Franklin, Tennessee 37067
(Address of principal executive offices)

(615) 844-1280
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

The Company previously announced that, based on discussions with the U.S. Food and Drug Administration (“FDA”), it expected to receive a follow-up letter from the FDA around September 2011 outlining post-panel requirements for approval of the Company’s Pre-Marketing Approval (“PMA”) application for Augment® Bone Graft (“Augment”).  As part of the review process, the Company continues its discussions with the FDA, but has not yet received this letter.  Since the FDA is not bound by a specific deadline for communicating the Company’s formal post-panel requirements, the Company believes that the absence of a letter at this time should not be construed as suggestive of the FDA’s position on the Augment PMA.

While the Company anticipates receiving the FDA’s formal letter in the near future, the Company is currently unable to provide more specific guidance regarding the timing.  The Company plans to make a public announcement shortly following receipt of formal communication from the FDA, and expects to make no further public comments on the subject until such announcement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Earl Douglas
Name:	Earl Douglas
Title:	General Counsel

Date:     October 4, 2011